UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DTE ENERGY COMPANY (Exact Name of Registrant as Specified in Its Charter)	DTE ENERGY TRUST II (Exact Name of Registrant as Specified in Its Certificate of Trust)

MICHIGAN	DELAWARE
(State of incorporation	(State of incorporation
or organization)	or organization)

38-3217752	38-6795577
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

2000 2nd Avenue
Detroit, Michigan
(Address of Principal Executive	48226-1279
Offices of Each Registrant)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

Securities Act registration statement file numbers to which this form relates: 333-99955 and 333-99955-02.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Trust Preferred Securities (and the Guarantee with respect thereto)	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.
Item 2. Exhibits.

Item 1. Description of Registrants’ Securities to be Registered.

The classes of securities registered hereby consist of (i) the 7.50% Trust Originated Preferred Securities (the “Trust Preferred Securities”) representing preferred undivided beneficial interests in the assets of DTE Energy Trust II, a statutory trust formed under the laws of the State of Delaware (the “Trust”) and (ii) the Trust Preferred Securities Guarantee with respect thereto (the “Guarantee”) by DTE Energy Company (the “Company”).

For a description of the Trust Preferred Securities and the Guarantee, reference is made to the information set forth under the headings: (a) “Description of Trust Preferred Securities” and “Description of Trust Preferred Securities Guarantees” in the prospectus relating to the Trust Preferred Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-99955 and 333-99955-02) filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2002, under the Securities Act of 1933, as amended (the “Act”) (hereinafter referred to collectively as the “Registration Statement”), and (b) “Description of the TOPrS” and “Description of the Guarantee” in the prospectus supplement which was filed pursuant to Rule 424(b) of the Act on May 26, 2004. The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference.

Item 2. Exhibits.

2.1	Registration Statement (see Item 1 above).

2.2	Certificate of Trust of the Trust (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (Registration No. 333-74338-01)).

2.3	Trust Agreement of the Trust (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-3 (Registration No. 333-74338-01)).

2.4	Form of Amended and Restated Trust Agreement of the Trust to be used in connection with the issuance of the Trust Preferred Securities (incorporated by reference to Exhibit 4.22 to the Registration Statement).

2.5	Form of Preferred Securities Guarantee Agreement, including the form of Guarantee (incorporated by reference to Exhibit 4.14 to the Registration Statement).

2.6	Amended and Restated Indenture between the Company and BNY Midwest Trust Company (successor to The Bank of New York), as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Registration No. 333-58834)).

2.7	Form of Subordinated Supplemental Indenture between the Company and the Trustee (incorporated by reference to Exhibit 4.11 to the Registration Statement).

2.8	Form of Trust Preferred Security (included in Exhibit 2.4 above).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: May 28, 2004	DTE ENERGY TRUST II By DTE Energy Company, as Sponsor
	By:	/s/ K. Hier
		Name:	K. Hier
		Title:	Administrative Trustee

DTE ENERGY COMPANY
By:	/s/ D. R. Murphy
	Name:	D. R. Murphy
	Title:	Assistant Treasurer